UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2015

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio	44026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As of September 30, 2015, Fairmount Santrol Inc. (the “Borrower Representative”), a direct wholly-owned subsidiary of Fairmount Santrol Holdings Inc. (the “Company”), entered into the Fifth Amendment to Second Amended and Restated Credit and Guaranty Agreement (the “Amendment”) among the Borrower Representative, the lenders party thereto, and Barclays Bank plc (“Barclays”) as administrative agent and revolving administrative agent, to the Second Amended and Restated Credit Agreement dated as of September 5, 2013 (as amended, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower Representative, certain of its affiliates, the lenders and issuing banks from time to time party thereto, Barclays as administrative agent, collateral agent and revolving administrative agent, and the other agents referred to therein.

The Amendment, among other things, (1) provides for a reduction, at the Company’s request, of the U.S. revolving commitments under the Credit Agreement from $124 million to $99 million (while the aggregate Canadian Revolving Commitment remains at C$1 million), and (2) modifies the financial covenant applicable to the Company. Under the Amendment, the Company must maintain a financial covenant as of the end of each quarter if, and only if, the Company has drawn (including letters of credit) more than $31,250,000 on its revolving line, calculated as follows:

(i) if the leverage ratio as of the last day of such fiscal quarter is (and was for each previous fiscal quarter, commencing with the fiscal quarter ending September 30, 2015) greater than or equal to 4.75:1.00, then:

•	for the fiscal quarter ending September 30, 2015, minimum consolidated adjusted EBITDA shall not be less than $20,000,000,

•	for the two fiscal quarters ending December 31, 2015, minimum consolidated adjusted EBITDA shall not be less than $40,000,000,

•	for the three fiscal quarters ending March 31, 2016, minimum consolidated adjusted EBITDA shall not be less than $60,000,000,

•	for the four fiscal quarters ending June 30, 2016, minimum consolidated adjusted EBITDA shall not be less than $90,000,000,

•	for the four fiscal quarters ending September 30, 2016, minimum consolidated adjusted EBITDA shall not be less than $110,000,000,

•	for the four fiscal quarters ending December 31, 2016, minimum consolidated adjusted EBITDA shall not be less than $130,000,000,

•	commencing March 31, 2017, the leverage ratio shall not exceed 6.50:1.00,

•	commencing June 30, 2017, the leverage ratio shall not exceed 6.00:1.00,

•	commencing September 30, 2017, the leverage ratio shall not exceed 5.50:1.00,

•	commencing December 31, 2017 and thereafter, the leverage ratio shall not exceed 4.75:1.00, and

(ii) commencing on the first date on which the leverage ratio as of the last day of any fiscal quarter is less than 4.75:1.00, the leverage ratio shall not exceed 4.75:1.00 as of the last day of such fiscal quarter.

The Amendment also requires the Company to (a) at any time that the aggregate amount of the Company’s cash and cash equivalents exceeds $50 million for more than five consecutive business days, pay down its revolving loan balance (without any corresponding reduction in borrowing availability) by the amount of such excess (or the amount of such loans, if less); (b) deposit all revolving loan proceeds into a controlled deposit account and limit the Company’s use of revolving loan proceeds to ordinary course payments to unaffiliated third parties; and (c) limit the aggregate utilization of its US and Canadian revolving commitments under the Credit Agreement to $40 million until the earlier of March 31, 2017, or the first date on which the Company’s leverage ratio as of the last day of any fiscal quarter end is less than 4.75:1.00.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fifth Amendment to Second Amended and Restated Credit and Guaranty Agreement, dated as of September 30, 2015, among Fairmount Santrol Inc., the signatories thereto, and Barclays Bank plc, as administrative agent and revolving administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRMOUNT SANTROL HOLDINGS INC.

Date: October 1, 2015	By:	/s/ David J. Crandall
David J. Crandall
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Fifth Amendment to Second Amended and Restated Credit and Guaranty Agreement, dated as of September 30, 2015, among Fairmount Santrol Inc., the signatories thereto, and Barclays Bank plc, as administrative agent and revolving administrative agent.

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